UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2003

E*TRADE Financial Corporation

(Exact name of registrant as specified in its chapter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Bohannon Drive, Menlo Park, California (Address of principal executive offices)	94025 (Zip Code)

Registrant’s telephone number, including area code (650) 331-6000

N/A

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

On October 20, 2003, E*TRADE Financial Corporation (“E*TRADE”) through its wholly owned subsidiary E*TRADE Bank consummated its previously announced acquisition of all of the issued and outstanding capital stock of Deutsche Recreational Asset Funding Corporation (“DRAFCO”), including certain securitized interests. The transaction was completed pursuant to the same Stock Purchase Agreement, dated as of November 25, 2002 by and between Deutsche Bank AG and E*TRADE Bank, pursuant to which E*TRADE completed the acquisition of Ganis Credit Corporation. The DRAFCO acquisition was subject to the receipt of certain third party approvals, all of which were successfully obtained. Consummation of the DRAFCO acquisition completes all of the transactions contemplated under the Stock Purchase Agreement.

Certain statements contained in this Form 8-K that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by the company with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements—None

(b)	Pro Forma Financial Information—None

(c)	Exhibits—None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2003	E*TRADE Financial Corporation.

	By:	/s/ RUSSELL S. ELMER
	Name: Title:	Russell S. Elmer General Counsel and Corporate Secretary